UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 1, 2025

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2025, Citizens & Northern Corporation, a Pennsylvania corporation (“C&N”), completed its previously announced merger with Susquehanna Community Financial, Inc., a Pennsylvania corporation (“Susquehanna”), pursuant to the Agreement and Plan of Merger dated April 23, 2025 between C&N and Susquehanna (the “Merger Agreement”).

In accordance with the terms of the Merger Agreement, effective as of October 1, 2025, Susquehanna merged with and into C&N (the “Merger”), with C&N as the surviving corporation in the Merger and (b) immediately following the completion of the Merger, Susquehanna Community Bank, the wholly owned subsidiary of Susquehanna, merged with and into Citizens & Northern Bank (“C&N Bank”), the wholly-owned subsidiary of C&N, with C&N Bank surviving (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Susquehanna (“Susquehanna Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by C&N and Susquehanna, was converted into the right to receive 0.80 shares (the “Exchange Ratio”) of common stock, par value $1.00 per share, of C&N (“C&N Common Stock” and such shares, the “Merger Consideration”).

The total aggregate consideration payable in the Merger was approximately 2,273,000 shares of C&N Common Stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to C&N’s Current Report on Form 8-K filed on April 23, 2025 and is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

As contemplated by the terms of the Merger Agreement, the Board of Directors (the “C&N Board”) of C&N, effective October 1 2025, appointed Christian C. Trate to Class II of the C&N and C&N Bank Board for a term to expire at the next annual meeting of shareholders of C&N, and is to be nominated as a Class II director at the 2026 annual meeting of C&N shareholders. Additionally, effective October 1, 2025, Mr. Trate was appointed to the Governance and Nominating Committee of the C&N Board and the Wealth Committee of the C&N Bank Board.

In connection with his appointments as director, Mr. Trate will be entitled to the compensation paid to non-employee directors. A description of such compensation can be found under the heading “Director Compensation” in the Proxy Statement filed by C&N on Schedule 14A with the Securities and Exchange Commission on March 14, 2025, and additional information regarding Mr. Trate can be found under the heading “Information about Susquehanna Designees to C&N Board of Directors” in the Proxy Statement/Prospectus filed by C&N pursuant to SEC Rule 424(b)(4) with the Securities and Exchange Commission on July 22, 2025.

Item 8.01	Other Events.

On October 1, 2025, C&N issued a press release announcing the completion of the Merger and the Bank Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Inan

Item 9.01	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated April 23, 2025 between Susquehanna Community Financial, Inc. and Citizens & Northern Corporation (incorporated by reference to Exhibit 2.1 to Citizens & Northern Corporation’s Form 8-K filed with the SEC on April 23 ,2025).

99.1	Press Release, dated October 1, 2025, of Citizens & Northern Corporation.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: October 1, 2025	By:	/s/ Mark A. Hughes
Mark A. Hughes Treasurer and Chief Financial Officer

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